SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NASHUA CORPORATION

          GABELLI INTERNATIONAL LTD
                                 8/04/98            6,000            15.1479
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/06/98            4,500            15.0045
                                 7/31/98            6,500            15.4250
          GAMCO INVESTORS, INC.
                                 8/06/98            7,500            14.9997
                                 8/06/98           34,700            14.9997
                                 8/05/98           11,000            14.8125
                                 8/05/98            1,000            14.6250
                                 7/31/98            6,300            15.3988
          GABELLI ADVISERS, INC.

                                 8/06/98            1,000            15.0045
                                 8/04/98              500            14.8000


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.